Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-140759 on Form S-4 of our report dated March 31, 2005, relating to the consolidated financial statements of Umpqua Holdings Corporation for the year ended December 31, 2004 appearing in the Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Portland, Oregon
March 8, 2007